SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 1, 2006
AMERON INTERNATIONAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-9102 (Commission File No.)	77-0100596 (IRS Employer Identification No.)
245 South Los Robles Ave., Pasadena, California 91101
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (626) 683-4000
N/A
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This amendment on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Ameron International Corporation (“Ameron” or the “Registrant”) under Items 2.01 and 9.01 on August 7, 2006. This Form 8-K/A is being filed to (i) amend the Unaudited Pro Forma Consolidated Balance Sheets at June 4, 2006 and (ii) include the Unaudited Pro Forma Consolidated Statements of Income for the years ended November 30, 2004 and 2003. This Form 8-K/A also includes the Unaudited Pro Forma Consolidated Statements of Income for the six months ended June 4, 2006 and the year ended November 30, 2005 previously included with the Form 8-K filed on August 7, 2006. No other changes have been made in this Form 8-K/A.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On August 1, 2006, Ameron and certain of its subsidiaries completed the previously announced sale of substantially all of the assets and certain specified liabilities of its worldwide Performance Coatings & Finishes business (the “Coatings Business”) to PPG Industries, Inc. (“PPG”) and certain of its subsidiaries, pursuant to an asset purchase agreement entered into between Ameron and PPG on June 28, 2006, and amended as of July 31, 2006 (as amended, the “Agreement”). The total consideration received by Ameron upon the closing of the transaction was $115 million in cash. In addition, the Agreement includes a post-closing purchase price adjustment, which based on Ameron’s current estimate of net assets would result in approximately $5 million of additional consideration.
The foregoing description of the Agreement and the transactions consummated pursuant thereto is qualified in its entirety by reference to the Agreement attached as Exhibit 2.1 hereto and the copy of the press release announcing the closing of the transaction attached as Exhibit 99.1 hereto, each of which is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The following unaudited pro forma condensed consolidated financial statements are based upon and should be read in conjunction with historical consolidated financial statements and related notes of Ameron.
The unaudited pro forma condensed consolidated balance sheet of Ameron as of June 4, 2006 and statements of income for the six months ended June 4, 2006 and for the years ended November 30, 2005, 2004 and 2003, give effect to the disposition of substantially all of the assets and certain specified liabilities of Ameron’s worldwide Performance Coatings & Finishes business to PPG Industries, Inc. and certain of its subsidiaries as if the sale occurred, for balance sheet purposes, on June 4, 2006 and, for statements of income purposes, on December 1, 2004.
The unaudited pro forma condensed consolidated financial statements have been prepared based upon currently available information, estimates and assumptions that are deemed appropriate by

Ameron’s management. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have been reported had such transaction actually occurred on the dates specified, nor are they indicative of our future results of operations or financial condition. The unaudited pro forma condensed consolidated financial statements are based on and should be read in conjunction with, and are qualified in its entirety by, the historical consolidated financial statements and notes thereto of Ameron.
The unaudited pro forma condensed consolidated financial statements of Ameron are prepared in accordance with Article 11 of Regulation S-X.

AMERON INTERNATIONAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
SIX MONTHS ENDED JUNE 4, 2006

		Pro Forma	Pro Forma
(In thousands, except share and per share data)	Historical	Adjustments	As Adjusted
Sales	$368,991	$(110,362) (a)	$258,629
Cost of Sales	(275,186)	79,910 (a)	(195,276)

Gross Profit	93,805	(30,452)	63,353
Selling, General and Administrative Expenses	(75,859)	29,350 (a)	(46,509)
Other Income, Net	11,206	(1,842) (a)	9,364

Income from Continuing Operations before Interest, Income Taxes and Equity in Earnings of Joint Venture	29,152	(2,944)	26,208

Interest Expense, Net	(1,848)	(71) (a)	(1,919)

Income from Continuing Operations before Income Taxes and Equity in Earnings of Joint Venture	27,304	(3,015)	24,289

Provision for Income Taxes	(9,574)	1,662 (b)	(7,912)

Income from Continuing Operations before Equity in Earnings of Joint Venture	17,730	(1,353)	16,377

Equity in Earnings of Joint Venture, Net of Taxes	4,583	—	4,583

Net Income from Continuing Operations	$22,313	$(1,353)	$20,960

Net Income per Share from Continuing Operations:
Basic	$2.58	$(.16)	$2.42

Diluted	$2.53	$(.15)	$2.38

Weighted-Average Shares:
Basic	8,641,965		8,641,965

Diluted	8,814,700		8,814,700

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

AMERON INTERNATIONAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED NOVEMBER 30, 2005

		Pro Forma	Pro Forma
(In thousands, except share and per share data)	Historical	Adjustments	As Adjusted
Sales	$704,574	$(209,807) (a)	$494,767
Cost of Sales	(522,467)	152,910 (a)	(369,557)

Gross Profit	182,107	(56,897)	125,210
Selling, General and Administrative Expenses	(145,954)	57,009 (a)	(88,945)
Other Income, Net	7,141	(5,004) (a)	2,137

Income from Continuing Operations before Interest, Income Taxes and Equity in Earnings of Joint Venture	43,294	(4,892)	38,402

Interest Expense, Net	(5,219)	(301) (a)	(5,520)

Income from Continuing Operations before Income Taxes and Equity in Earnings of Joint Venture	38,075	(5,193)	32,882

Provision for Income Taxes	(14,470)	2,961 (b)	(11,509)

Income from Continuing Operations before Equity in Earnings of Joint Venture	23,605	(2,232)	21,373

Equity in Earnings of Joint Venture, Net of Taxes	9,005	—	9,005

Net Income from Continuing Operations	$32,610	$(2,232)	$30,378

Net Income per Share from Continuing Operations:
Basic	$3.88	$(.27)	$3.61

Diluted	$3.80	$(.26)	$3.54

Weighted-Average Shares:
Basic	8,410,563		8,410,563

Diluted	8,579,194		8,579,194

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

AMERON INTERNATIONAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED NOVEMBER 30, 2004

		Pro Forma	Pro Forma
(In thousands, except share and per share data)	Historical	Adjustments	As Adjusted
Sales	$605,853	$(199,623) (a)	$406,230
Cost of Sales	(457,442)	143,421 (a)	(314,021)

Gross Profit	148,411	(56,202)	92,209
Selling, General and Administrative Expenses	(137,468)	54,104 (a)	(83,364)
Pension Plan Curtailment / Settlement	(12,817)	—	(12,817)
Other Income, Net	17,861	(3,029) (a)	14,832

Income from Continuing Operations before Interest, Income Taxes and Equity in Earnings of Joint Venture	15,987	(5,127)	10,860

Interest Expense, Net	(5,313)	(209) (a)	(5,522)

Income from Continuing Operations before Income Taxes and Equity in Earnings of Joint Venture	10,674	(5,336)	5,338

Provision for Income Taxes	(8,006)	3,842 (b)	(4,164)

Income from Continuing Operations before Equity in Earnings of Joint Venture	2,668	(1,494)	1,174

Equity in Earnings of Joint Venture, Net of Taxes	10,791	—	10,791

Net Income from Continuing Operations	$13,459	$(1,494)	$11,965

Net Income per Share from Continuing Operations:
Basic	$1.63	$(.18)	$1.45

Diluted	$1.59	$(.18)	$1.41

Weighted-Average Shares:
Basic	8,270,487		8,270,487

Diluted	8,448,987		8,448,987

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

AMERON INTERNATIONAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED NOVEMBER 30, 2003

		Pro Forma	Pro Forma
(In thousands, except share and per share data)	Historical	Adjustments	As Adjusted
Sales	$600,495	$(190,280) (a)	$410,215
Cost of Sales	(434,007)	134,013 (a)	(299,994)

Gross Profit	166,488	(56,267)	110,221
Selling, General and Administrative Expenses	(127,392)	49,435 (a)	(77,957)
Other Income, Net	10,852	(2,902) (a)	7,950

Income from Continuing Operations before Interest, Income Taxes and Equity in Earnings of Joint Venture	49,948	(9,734)	40,214

Interest Expense, Net	(6,645)	(110) (a)	(6,755)

Income from Continuing Operations before Income Taxes and Equity in Earnings of Joint Venture	43,303	(9,844)	33,459

Provision for Income Taxes	(14,017)	4,174 (b)	(9,843)

Income from Continuing Operations before Equity in Earnings of Joint Venture	29,286	(5,670)	23,616

Equity in Earnings of Joint Venture, Net of Taxes	614	—	614

Net Income from Continuing Operations	$29,900	$(5,670)	$24,230

Net Income per Share from Continuing Operations:
Basic	$3.77	$(.71)	$3.06

Diluted	$3.67	$(.70)	$2.97

Weighted-Average Shares:
Basic	7,925,229		7,925,229

Diluted	8,149,460		8,149,460

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

AMERON INTERNATIONAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
AT JUNE 4, 2006

		Pro Forma		Pro Forma
(In thousands)	Historical	Adjustments		As Adjusted
Assets
Current Assets
Cash and Cash Equivalents	$47,691	$120,000	(c)	$167,691
Restricted Cash	9,001	—		9,001
Receivables, Net	187,532	(55,335)	(d)	132,197
Inventories	118,377	(46,323)	(d)	72,054
Deferred Income Taxes	17,598	(3,623)	(e)	13,975
Prepaid Expenses and Other Current Assets	20,987	(2,585)	(d)	18,402

Total Current Assets	401,186	(12,134)		413,320
Investments in Joint Ventures	20,525	(2,138)	(d)	18,387
Property, Plant and Equipment, Net	157,401	(26,710)	(f)	130,691
Deferred Income Taxes	—	563	(e)	563
Intangible Assets, Net	13,328	(11,687)	(g)	1,641
Other Assets	36,160	—		36,160

Total Assets	$628,600	$(27,838)		$600,762

Liabilities and Stockholders’ Equity
Current Liabilities
Current Portion of Long-Term Debt	$18,333	$—		$18,333
Trade Payables	58,768	(19,094)	(h)	39,674
Accrued Liabilities	73,596	(8,112)	(h)	65,484
Income Taxes Payable	7,747	(3,394)	(i)	4,353

Total Current Liabilities	158,444	(30,600)		127,844
Long-Term Debt, Less Current Portion	82,717	—		82,717
Other Long-Term Liabilities	65,061	3,480	(h)	68,541

Total Liabilities	306,222	(27,120)		279,102

Stockholders’ Equity
Common Stock	28,755	—		28,755
Additional Paid-In Capital	30,339	—		30,339
Retained Earnings	345,599	1,827	(k)	347,426
Accumulated Other Comprehensive Loss	(31,837)	(2,545)	(j)	(34,382)
Treasury Stock	(50,478)	—		(50,478)

Total Stockholders’ Equity	322,378	(718)		321,660

Total Liabilities and Stockholders’ Equity	$628,600	$(27,838)		$600,762

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
Note 1 — Ameron Basis of Presentation
Historical financial information for Ameron as of and for the six months ended June 4, 2006 has been derived from unaudited historical consolidated financial statements included in Ameron’s Quarterly Report on Form 10-Q for the quarter ended June 4, 2006. Historical financial information for the year ended November 30, 2005, 2004 and 2003 has been derived from audited historical consolidated financial statements included in Ameron’s 2005 Annual Report on Form 10-K.
Note 2 — Pro Forma Adjustments
Pro forma adjustments represent the exclusion of the Performance Coatings & Finishes Group for the periods present. The Performance Coatings & Finishes Group was sold to PPG Industries, Inc. effective August 1, 2006.
The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are preliminary and subject to change upon completion of a more comprehensive analysis by the Company. The Company expects to complete this analysis prior to finalization of its financial statements for the quarter ended September 3, 2006.
The pro forma adjustments are as follows:
a.	Subsequent to the close, the Company will no longer have revenues and related costs associated with the disposed business. These adjustments are recorded to eliminate the net sales, cost of sales and operating expenses which the Company believes are directly attributable to the disposed business and will not continue after the completion of the transaction.

b.	The provision for income taxes has been adjusted on a pro forma basis reflecting the effective income tax rate associated with the Performance Coatings & Finishes Group.

c.	To record estimated proceeds received assuming transaction took place at June 4, 2006.

d.	To eliminate the assets sold to PPG.

e.	To eliminate an estimate of the deferred tax assets to be realized at the close of the transaction.

f.	To eliminate the property, plant and equipment, net sold to PPG, excluding the retained properties.

g.	To eliminate an estimate of intangible assets relating to the disposition of the Performance Coatings & Finishes Group.

h.	To eliminate the liabilities assumed by PPG and to accrue $4,200 potential pension curtailment and $1,000 estimated transaction expenses associated with the sale.

i.	To eliminate an estimate of the income tax payable associated with the Performance Coatings & Finishes Group.

j.	To eliminate the amount of accumulated translation adjustment to be realized at the close of the transaction.

k.	To record the preliminary gain on sales of the disposed assets:

Estimated Proceeds from PPG	$120,000
Accrued Transaction Expenses	(1,000)
Accrued Potential Pension Curtailment	(4,200)
Net Assets Disposed	(115,061)
Accumulated Translation Adjustment	2,545

Potential Gain	2,284
Provision for Income Taxes	(457)

$1,827

The gain calculation is preliminary and subject to change upon finalization of the Company’s financial statements for the third quarter ended September 3, 2006.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1*	Amended and Restated Asset Purchase Agreement dated as of June 28, 2006, as amended as of July 31, 2006, by and among Ameron International Corporation and certain of its subsidiaries and PPG Industries, Inc.
99.1*	Press Release dated August 2, 2006

*	Previously filed as Exhibits 2.1 and 99.1, respectively, to the Form 8-K dated August 7, 2006 and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERON INTERNATIONAL CORPORATION
Date: August 16, 2006	By:	/s/ Javier Solis
Javier Solis
Senior Vice President & Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1*	Asset Purchase Agreement dated as of June 28, 2006, as amended as of July 31, 2006, by and among Ameron International Corporation and certain of its subsidiaries and PPG Industries, Inc.
99.1*	Press Release dated August 2, 2006

*	Previously filed as Exhibits 2.1 and 99.1, respectively, to the Form 8-K dated August 7, 2006 and incorporated herein by reference.